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                                                                    EXHIBIT 99.1
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Contact:   Thomas J. Mathews, Vice President, Finance
           NetOptix Corporation
           561-994-0202


           NetOptix Corporation Announces A Change To Its Record Date

         STURBRIDGE, MASSACHUSETTS, December 8, 1999 -- NetOptix Corporation (NASDAQ: OPTX) announces that it has set its 2000 Annual Meeting of Stockholders (the "Annual Meeting") for January 26, 2000 and that it has changed the record date to determine the stockholders allowed to vote at the Annual Meeting from November 30, 1999 to December 8, 1999.

         Shareholder proposals submitted for inclusion in the Company's proxy statement and form of proxy must have been received by the Company no later than November 29, 1999. Shareholder proposals submitted for inclusion in the Company's proxy statement and form of proxy after November 29, 1999 shall be considered to be untimely, and the persons named in the proxies solicited by the Company's Board of Directors may exercise discretionary voting power with respect to such proposals.


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